EXHIBIT 99.1
Report of Independent Auditors

The Board of Directors of Premiere Global Services, Inc.

We have audited the accompanying balance sheets of the PGiSend business ("PGiSend") owned by Premiere Global Services, Inc. ("the Company") as of December 31, 2009 and 2008, and the related statements of operations, parent's investment, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the PGiSend business owned by Premiere Global Services, Inc. at December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Ernst & Young LLP
October 12, 2010

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
BALANCE SHEETS
December 31, 2009 and 2008
(in thousands)
	2009	2008
ASSETS
CURRENT ASSETS
Cash and equivalents	$11,253	$11,358
Accounts receivable (less allowances of $670 and $1,038, respectively)	20,048	23,865
Prepaid expenses and other current assets	1,930	2,190
Income taxes receivable	—	302
Deferred income taxes, net	3,450	4,571
Total current assets	36,681	42,286
PROPERTY AND EQUIPMENT, NET	47,841	50,208
OTHER ASSETS
Goodwill	465	465
Intangibles, net of amortization	366	608
Deferred income taxes, net	5,953	3,007
Restricted cash	103	165
Other assets	2,252	2,218
TOTAL ASSETS	$93,661	$98,957

LIABILITIES AND PARENT'S INVESTMENT
CURRENT LIABILITIES
Accounts payable	$12,343	$12,656
Income taxes payable	1,059	-
Accrued taxes, other than income taxes	604	805
Accrued expenses	5,181	7,448
Current maturities of capital lease obligations	247	443
Accrued restructuring costs	4,423	1,106
Total current liabilities	23,857	22,458
LONG-TERM LIABILITIES
Capital lease obligations	382	146
Accrued restructuring costs	3,230	771
Accrued expenses	1,385	533
Deferred income taxes, net	6,143	2,812
Total long-term liabilities	11,140	4,262

PARENT'S INVESTMENT
Accumulated other comprehensive income	5,454	2,323
Accumulated transactions with Parent	53,210	69,914
Total Parent's investment	58,664	72,237
TOTAL LIABILITIES AND PARENT'S INVESTMENT	$93,661	$98,957

Accompanying notes are integral to these financial statements

PGISEND
 (A Carve-Out of Premiere Global Services, Inc.)
STATEMENTS OF OPERATIONS
Years Ended December 31, 2009 and 2008
(in thousands)

	2009	2008
Net revenues	$130,306	$162,265
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	64,588	74,822
Selling and marketing	27,898	37,241
General and administrative (exclusive of expenses shown separately below)	18,500	20,713
Research and development	6,732	7,122
Depreciation	15,486	13,626
Amortization	119	3,652
Restructuring costs	13,320	1,949
Asset impairments	2,869	3,205
Net legal settlements and related expenses	298	128
Acquisition-related costs	22	48
Total operating expenses	149,832	162,506

Operating loss	(19,526)	(241)

Other (expense) income:
Interest income, net of interest expense	11	563
Intercompany interest expense	(637)	(424)
Foreign currency (loss) gain	(869)	477
Total other (expense) income, net	(1,495)	616

(Loss) income before income taxes	(21,021)	375
Income tax expense	1,325	3,470
Net loss	$(22,346)	$(3,095)

Accompanying notes are integral to these financial statements

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
STATEMENTS OF PARENT'S INVESTMENT
Years Ended December 31, 2009 and 2008
(in thousands)

	Accumulated
	Other	Accumulated
	Comprehensive	transactions	Total Parent's
	Income	with Parent	Investment
Balance at January 1, 2008	$6,122	$65,170	$71,292
Comprehensive income (loss):
Net loss	-	(3,095)	(3,095)
Translation adjustments	(3,799)	-	(3,799)
Comprehensive loss, net of taxes	(3,799)	(3,095)	(6,894)
Net transactions with Parent	-	7,839	7,839
Balance at December 31, 2008	2,323	69,914	72,237
Comprehensive income (loss):
Net loss	-	(22,346)	(22,346)
Translation adjustments	3,131	-	3,131
Comprehensive loss, net of taxes	3,131	(22,346)	(19,215)
Net transactions with Parent	-	5,642	5,642
Balance at December 31, 2009	$5,454	$53,210	$58,664

Accompanying notes are integral to these financial statements

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2009 and 2008
(in thousands)
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(22,346)	$(3,095)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	15,486	13,626
Amortization	119	3,652
Net legal settlements and related expenses	298	128
Deferred income taxes	1,977	(469)
Restructuring costs	13,320	1,949
Payments for restructuring costs	(6,767)	(2,767)
Asset impairments	2,869	3,205
Equity-based compensation	2,994	3,629
Provision for doubtful accounts	866	861
Loss on disposal of assets	13	(6)
Changes in accounts receivable, net	3,388	3,946
Changes in prepaid expenses and other current assets	267	1,336
Changes in accounts payable and accrued expenses	(4,509)	(11,812)
Net cash provided by operating activities	7,975	14,183

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(12,026)	(19,507)
Other investing activities	120	(306)
Net cash used in investing activities	(11,906)	(19,813)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under capital lease obligations	(1,961)	(317)
Net transactions with Parent	5,642	7,839
Net cash provided by financing activities	3,681	7,522

Effect of exchange rate changes on cash and equivalents	145	(191)

NET INCREASE IN CASH AND EQUIVALENTS	(105)	1,701
CASH AND EQUIVALENTS, beginning of period	11,358	9,657
CASH AND EQUIVALENTS, end of period	$11,253	$11,358

Supplemental Disclosure of Cash Flow Information:
Cash transactions during the period for:
Income tax payments	$1,757	$1,386
Income tax refunds	$1,256	$1,197
Capitalized interest allocated from the Parent	$163	$737

Accompanying notes are integral to these financial statements

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NOTES TO FINANCIAL STATEMENTS

1.           THE COMPANY AND ITS BUSINESS

Premiere Global Services, Inc. (the "Parent") is a leading global provider of on-demand communication technologies-based business process improvement solutions. The Parent is headquartered in Atlanta, GA and has a global presence in 24 countries. The Parent offers a broad suite of business applications in two solution sets, including audio and web conferencing and collaboration and webcasting services in its PGiMeet solutions (the "Meet Business") and digital fax, document delivery and notifications services in its PGiSend solutions ("PGiSend," the "Send Business" or "our").

On June 28, 2010, the Parent entered into a non binding letter of intent to sell the assets of Xpedite Systems, LLC and all of the outstanding shares of Xpedite Systems (UK) Limited along with certain assets and liabilities of Premiere Conferencing (Canada) Limited, which collectively comprise the Parent's Send Business, for approximately $105 million in cash subject to working capital adjustments. The Parent expects to consummate this transaction during the fourth quarter of 2010.

2.           NATURE OF OPERATION AND BASIS OF PRESENTATION

The accompanying financial statements present the financial position, results of operations, and cash flows of the Send Business as if the Send Business was operated as a separate entity and have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The financial position and results of operations of the Send Business have been "carved-out" from the Parent's consolidated financial statements and presented herein as if the Send Business was a separate entity.

The Send Business includes fax and document delivery tools integrated with IP fax technology and notifications and reminders between businesses and their constituents delivered via automated speech, email, fax and SMS technologies.

As discussed further in Note 4, the accompanying financial statements include the revenues, costs, assets and liabilities that are directly attributable to the Send Business and have been prepared from the separate records maintained by the Parent's corporate accounting department that relate to the Send Business (the "Direct Resources"). In addition, the financial statements include certain costs, assets and liabilities related to (i) company resources that are shared by the Send Business and the Meet Business (the "Shared Resources") and (ii) corporate overhead resources that are shared by the Send Business and the Meet Business (the "Corporate Costs"). Amounts involving management's estimates, including Shared Resources and Corporate Costs, have been allocated based on a percentage of headcount, personnel costs, revenue or estimates of use relative to the Parent's overall totals. The Parent believes the allocations of these amounts were determined on a reasonable basis and, therefore, approximate substantially all of the material incremental amounts that would have been recognized had the Send Business been operated on a stand-alone basis. These allocated amounts, however, are not necessarily indicative of the actual amounts that might have been incurred or realized had the Send Business operated as an unaffiliated entity during the period presented. Moreover, no independent studies or third party valuations have been obtained to validate the reasonableness of these allocated amounts. The financial statements have been prepared on the historical cost basis, and present the Send Business's financial position, results of operations and cash flows as derived from the Parent's historical financial statements.

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NOTES TO FINANCIAL STATEMENTS

3.           SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

Preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of net revenues and expenses during the reporting period. Changes in the facts or circumstances underlying these estimates could result in material changes, and actual results could differ from those estimates. These changes in estimates are recognized in the period they are realized.

Foreign Currency Translation

The assets and liabilities of the Send Business with a functional currency other than the U.S. Dollar are translated at rates of exchange existing at our balance sheet dates. Revenues and expenses are translated at average rates of exchange prevailing during the year. The resulting translation adjustments are recorded in the "Accumulated other comprehensive (loss) income" component of the Total Parent's investment section of our balance sheets. In addition, intercompany loans with foreign operations generally are considered to be permanently invested for the foreseeable future. Therefore, all foreign currency exchange gains and losses related to these balances are recorded in the "Accumulated other comprehensive income" component of the Total Parent's investment section of our balance sheets.

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NOTES TO FINANCIAL STATEMENTS

Accounts Receivable and Allowance for Doubtful Accounts

Provision for doubtful accounts was $0.9 million for each of the years ended December 31, 2009 and 2008. Write-offs against the allowance for doubtful accounts were $1.2 million and $1.9 million in the years ended December 31, 2009 and 2008, respectively. Our allowance for doubtful accounts represents reserves for receivables that reduce accounts receivable to amounts expected to be collected. Management uses significant judgment in estimating uncollectible amounts. In estimating uncollectible amounts, management considers factors such as historical and anticipated customer payment performance and industry-specific economic conditions.  Using these factors, management assigns reserves for uncollectible amounts by accounts receivable aging categories to specific customer accounts.

Revenue Recognition

We recognize revenues when persuasive evidence of an arrangement exists, services have been rendered, the price to the buyer is fixed or determinable and collectability is reasonably assured. Revenues consist primarily of usage fees generally based on per fax page or per transaction methods. Deferred revenue consists of payments made by customers in advance of the time services are rendered. Should changes in conditions cause management to determine these criteria are not met for certain future transactions, revenue recognized for any reporting period could be adversely impacted.

Income Taxes

Significant judgment is required to determine our provision for income taxes, including deferred tax assets, deferred tax liabilities and valuation allowances. Deferred tax assets and liabilities reflect the tax effect of temporary differences between asset and liability amounts recognized for income tax purposes and the amounts recognized for financial reporting purposes. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to future years in which the deferred tax assets or liabilities are expected to be settled or realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized on a more likely than not basis.

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NOTES TO FINANCIAL STATEMENTS

Comprehensive Loss

Comprehensive loss represents the change in equity of a business during a period, except for investments by owners and distributions to owners. Comprehensive loss for the years ended December 31, 2009 and 2008 was $19.2 million and $6.9 million, respectively. The differences between net income, as reported and comprehensive loss are foreign currency translation adjustments. The changes in the accumulated other comprehensive gain balance presented in the statements of Parent's investment were not impacted by taxes during the years ended December 31, 2009 and 2008.

Software Development Costs

We capitalize certain costs incurred to develop software features sold as part of our service offerings, as part of "Property and Equipment, Net" on our balance sheets. For the years ended December 31, 2009 and 2008, we capitalized approximately $8.3 million and $10.9 million, respectively, of these costs. We expense these capitalized costs on a straight-line basis over the estimated life of the related software, not to exceed five years. These expenses are recorded as "Depreciation" in our statements of operations and the amount directly attributable to the Send Business was approximately $4.7 million and $3.0 million for the years ended December 31, 2009 and 2008, respectively.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is recorded under the straight-line method over the estimated useful lives of the assets, commencing when the assets are placed in service. The estimated useful lives are five to seven years for furniture and fixtures, two to five years for software and three to ten years for computer servers and Internet and telecommunications equipment. The cost of installation of equipment is capitalized, as applicable. Amortization of assets recorded under capital leases is included in depreciation. Assets recorded under capital leases and leasehold improvements are depreciated over the shorter of their useful lives or the term ofthe related lease.

Research and Development

Research and development costs primarily related to developing new serVices, features and enhancements to existing services that do not qualify for capitalization are expensed as incurred.

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NOTES TO FINANCIAL STATEMENTS
Cash and Equivalents and Restricted Cash

Cash and equivalents include cash on hand and highly liquid investments with an original maturity at date of purchase of three months or less. Cash balances that are legally restricted as to usage or withdrawal are separately disclosed on the face of our balance sheets and are classified as either current or long-term depending on the restrictions. At December 31, 2009 and 2008, we had $0.1 million and $0.2 million, respectively, of restricted cash held in long-term other assets that consist of cash held in escrow by third parties associated with several of our facility leases in Asia Pacific.

Goodwill

Goodwill is subject to a periodic impairment assessment by applying a fair value-based test based upon a two-step method.  The first step is to identify potential goodwill impairment by comparing the estimated fair value of the reporting unit to their carrying amounts. The second step measures the amount of the impairment based upon a comparison of "implied fair value" of goodwill with its carrying amount. We have adopted December 31 of a given calendar year as our valuation date and have evaluated goodwill as of December 31, 2009 and 2008 with no impairments identified.

Valuation of Long-Lived Assets

We evaluate the carrying values of long-lived assets when significant adverse changes in the economic value of these assets require an analysis, including property and equipment and other intangible assets. A long-lived asset is considered impaired when its fair value is less than its carrying value. In that event, a loss is calculated based on the amount the carrying value exceeds the future cash flows, as calculated under the best-estimate approach, of such asset. We believe that long-lived assets in our balance sheets are appropriately valued. Asset impairments were $2.9 million and $3.2 million during 2009 and 2008, respectively, and are recognized as "Asset impairments" in our statements of operations.

Restructuring Costs

Restructuring reserves are based on certain estimates and judgments related to severance and exit costs, contractual obligations and related costs, and are recorded as "Restructuring costs" in our statements of operations. See Note 5 to our financial statements for additional information and related disclosures regarding our restructuring costs.

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

Legal Contingencies

We are involved from time to time in litigation matters as disclosed in Note 13. We accrue an estimate of the probable costs for the resolution of legal claims. These estimates are developed in consultation with outside counsel handling these matters and based upon an analysis of potential results, assuming a combination of litigation and settlement strategies.

Recent Accounting Pronouncements

In February 2010, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, No. 2010-09, "Amendments to Certain Recognition and Disclosure Requirements," as an amendment to FASB Accounting Standards Codification, or ASC, Topic 855, "Subsequent Events." ASU No. 2010-09 reinforced the requirement for non-SEC registrants to disclose the date through which management evaluated subsequent events in the financial statements and whether that date is the date the financial statements were issued or were available to be issued. The management of the Send Business has evaluated subsequent events through October 12,2010, the date these financial statements were available to be issued.

In October 2009, the FASB issued ASU No. 2009-13, "Revenue Recognition, Multiple-Deliverable Revenue Arrangements," an amendment to its accounting guidance on revenue arrangements with multiple deliverables. This new accounting guidance addresses the unit of accounting for arrangements involving multiple deliverables and how consideration should be allocated to separate units of accounting, when applicable. In the same month, the FASB also issued ASU No. 2009-14, "Software, Certain Revenue Arrangements That Include Software Elements," which changes revenue recognition for tangible products containing software and hardware elements. This update excludes from software revenue recognition all tangible products containing both software and non-software components that function together to deliver the product's essential functionality and includes such products in the multiple-deliverable revenue guidance discussed above. This guidance will be effective for fiscal years beginning on or after June 15,2010. Early adoption is permitted. All guidance contained within these updates must be adopted in the same period.  We do not expect this guidance to have a material impact on our financial position or results of operations.

In June 2009, the FASB issued Accounting Standards Update No. 2009-01, "Generally Accepted Accounting Principles," or ASC Topic 105, which establishes the ASC as the official single source of authoritative GAAP. All existing accounting standards are superseded. All other accounting guidance not included in the ASC will be considered non-authoritative. The ASC also includes all relevant SEC guidance organized using the same topical structure in separate sections within the ASC. The ASC is effective for financial statements for interim or annual reporting periods ending after September 15,2009.

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

In April 2008, the FASB issued new accounting guidance related to the determination of the useful life of intangible assets. This guidance indicates that in developing assumptions about renewal or extension options used to determine the useful life of an intangible asset, an entity needs to consider its own historical experience adjusted for entity-specific factors. In the absence of that experience, an entity shall consider the assumptions that market participants would use about renewal or extension option. The new accounting guidance is to be applied to intangible assets acquired after January 1, 2009. We adopted the provisions of the new accounting guidance, and it had no material impact on our financial statements.

In December 2007, the FASB issued new accounting guidance related the principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired, as well as adding the requirement that acquisition-related costs be expensed as incurred rather than included in the purchase price. The guidance also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This guidance is effective for fiscal years beginning after December 15, 2008. We adopted this guidance on January 1,2009, and it had no material impact on our financial statements. The impact of its adoption in future periods will depend on the nature and size of business combinations completed subsequent to the date of adoption.

4.           RELATED PARTY TRANSACTIONS AND CORPORATE ALLOCATIONS

As discussed in Note 2, the accompanying financial statements include the revenues, costs, assets and liabilities that are directly attributable to the Send Business. Accordingly, certain amounts included in these financial statements have been derived by the Parent based on actual amounts directly attributable to the Send Business or management's best estimate of the amounts directly attributable to the Send Business.

The Accumulated transactions with Parent balances in the accompanying balance sheets include the original investment in the Send Business, accumulated earnings of the Send Business and contributions from and distributions to the Parent and the Meet Business. Such contributions from and distributions to the Parent and the Meet Business arise from shared resources, our centralized approach to cash management within specific tax jurisdictions and the allocation by the Parent of certain amounts incurred by them that are directly attributable to supporting the Send Business.

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(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

The following table details activity that impacted the Accumulated transactions with Parent balances between January 1, 2008 and December 31, 2009 related to contributions from and distributions to the Parent and the Meet Business from the Send Business:

Balance at January 1, 2008	$65,170
Transactions between the Send Business and Parent	13,428
Transactions related to shared resources	(13,300)
Corporate allocations for support costs	7,711
Net loss	(3,095)
Balance - December 31, 2008	69,914
Transactions between the Send Business and Parent	27,028
Transactions related to shared resources	(29,451)
Corporate allocations for support costs	8,065
Net loss	(22,346)
Balance - December 31, 2009	$53,210

There are no intercompany purchase or sale transactions between the Parent or the Meet business and the Send Business.  Under the Parent's centralized cash management approach, in tax jurisdictions where it is possible, all excess cash is remitted to the Parent. The net of transactions between the Parent and the Send Business are reflected in Accumulated transactions with Parent in the accompanying balance sheets. We have incurred interest charges on certain intercompany loans which are classified as intercompany interest expense in our statements of operations.

As discussed in Note 2, the Send Business has been allocated a portion of expenses related to (i) the Parent's executive management and corporate personnel salaries and related benefits; and (ii) the Parent's corporate costs to operate its corporate finance, accounts payable, internal audit, legal, tax, investor relations, marketing and human resources functions. The allocations of the Parent's corporate costs were made based on estimates of the proportion of corporate expenses related to the Send Business, utilizing such factors as revenues, number of employees, salaries and wages expenses and other applicable factors. In the opinion of management, these allocations have been made on a reasonable basis. The costs of these services charged to the Send Business may not reflect the actual costs the Send Business would have incurred for similar services as a stand-alone company. Moreover, no independent studies or third-party valuations have been obtained to validate the reasonableness of these allocated amounts.

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

Corporate costs allocated to the Send Business are as follows (in thousands):

	Year Ended December 31,	Year Ended December 31,
	2009	2008
Cost of revenues	$20	$—
General and administrative expenses	4,457	5,725
Selling and marking expenses	1,646	427
Research and development expenses	410	249
Depreciation	448	318
Restructuring costs	782	272
Asset impairment	—	21
Net legal settlements and related expenses	1	24
Acquisition-related costs	22	48
Foreign currency loss	279	627
Total corporate expenses, pre-tax	$8,065	$7,711

Included within General and administrative expenses, selling and marketing expenses and research and development expenses are (i) personnel related costs including salaries, benefits, contract labor and equity-based compensation; (ii) facilities related costs including utilities, taxes and operating expenses; and (iii) general corporate overhead costs including insurance, legal and professional fees, marketing costs and software and hardware costs.

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NOTES TO FINANCIAL STATEMENTS

5.           RESTRUCTURING COSTS

Restructuring costs for the years ended December 31, 2009 and 2008, are as follows (in thousands):
	Balance at				Balance at
	January 1,		Cash		December 31,
	2008	Provisions	payments	Non-cash	2008
Accrued restructuring costs:
Severance and exit costs	$868	$1,949	$(1,964)	$(557)	$296
Contractual obligations	2,384	-	(803)	-	1,581
Total restructuring costs	$3,252	$1,949	$(2,767)	$(557)	$1,877

	Balance at				Balance at
	December 31,		Cash		December 31,
	2008	Provisions	payments	Non-cash	2009
Accrued restructuring costs:
Severance and exit costs	$296	$8,883	$(5,590)	$(613)	$2,976
Contractual obligations	1,581	4,437	(1,177)	(164)	4,677
Total restructuring costs	$1,877	$13,320	$(6,767)	$(777)	$7,653

Realignment of Workforce - 2009

During the year ended December 31, 2009, we executed a restructuring plan to consolidate and streamline various functions of our work force. As part of these consolidations, we eliminated approximately 160 positions. During the year ended December 31, 2009, we recorded total severance and exit costs of $8.9 million. Additionally, during the year ended December 31, 2009, we recorded $1.2 million of lease termination costs associated with office locations in North America and Europe. The expenses associated with these activities are reflected in "Restructuring costs" in our statements of operations. Our reserve for the 2009 restructuring costs was $3.8 million at December 31, 2009. We anticipate these severance-related costs will be paid over the next year, and these lease termination costs will be paid over the next nine years.

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(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

Realignment of Workforce - 2008

During the year ended December 31, 2008, we executed a restructuring plan to consolidate the senior management of our technology development and network operations functions and to consolidate our corporate communications function into our marketing department. As part of these consolidations, we eliminated 11 positions, including entering into a separation agreement with our president, global operations. During the year ended December 31, 2008, we expensed restructuring costs of $1.8 million associated with this realignment of our workforce, representing severance costs associated with the elimination of these positions and $0.1 related to prior periods. As of December 31, 2009 we have completed this restructuring plan and, accordingly, no reserves for the 2008 restructuring costs remain.

Realignment of Workforce - Prior to 2008
Our remaining reserve for restructuring costs incurred prior to 2008 is associated with lease termination costs and totaled $3.9 million at December 31, 2009. During the year ended December 31, 2009, we revised assumptions used in determining the estimated costs associated with these lease terminations incurred prior to 2008. As a result, an additional $3.2 million of lease termination costs related to North America was recorded. The expenses associated with these activities are reflected in "Restructuring costs" in our statements of operations. We anticipate these remaining lease termination costs will be paid over the next six years.

6.           PROPERTY AND EQUIPMENT, NET

Property and equipment at December 31, 2009 and 2008 is as follows (in thousands):

	2009	2008
Operations equipment	$53,996	$61,149
Furniture and fixtures	2,913	4,190
Office equipment	3,169	5,645
Leasehold improvements	5,501	5,181
Capitalized software	52,040	40,835
Construction in progress	2,416	11,783
Building	1,597	1,442
	121,632	130,225
Less accumulated depreciation	(73,791)	(80,017)
Property and equipment, net	$47,841	$50,208

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NOTES TO FINANCIAL STATEMENTS
During 2009, asset impairments were $2.9 million, associated primarily with the abandonment of certain software projects previously included in "Property and equipment, net." During 2008, included in total asset impairments was $2.3 million associated primarily with the abandonment of billing system software projects previously included in "Property and equipment, net."

Assets under capital leases included in property and equipment at December 31, 2009 and 2008 are as follows (in thousands):
	2009	2008
Operations equipment	$1,351	$1,922
Less accumulated depreciation	(691)	(1,236)
Assets under capital lease, net	$660	$686

7.           GOODWILL AND INTANGIBLE ASSETS

Summarized below is the carrying value of goodwill as of December 31, 2009 and 2008. There were no changes to the carrying value of goodwill from January 1, 2008 to December 31, 2009 (in thousands):

	North America	Europe	Asia Pacific	Total
Goodwill:
Gross value at beginning of year	$188,617	$25,532	$-	$214,149
Accumulated impairment losses	(188,418)	(25,266)	-	(213,684)
Carrying value at end of year	$199	$266	$-	$465

Goodwill is not subject to amortization but is subject to periodic reviews for impairment.

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NOTES TO FINANCIAL STATEMENTS

Other Intangible Assets

Summarized below are the carrying value and accumulated amortization by intangible asset class at December 31, 2009 and 2008 (in thousands):

	2009			2008
	Gross		Net	Gross		Net
	carrying	Accumulated	carrying	carrying	Accumulated	carrying
	value	amortization	value	value	amortization	value
Other Intangible assets:
Customer lists	$25,864	$(25,831)	$33	$25,660	$(25,576)	$84
Non-compete agreements	280	(280)	-	272	(272)	-
Developed technology	330	(242)	88	330	(176)	154
Other	289	(44)	245	418	(48)	370
Total other intangible assets	$26,763	$(26,397)	$366	$26,680	$(26,072)	$608

During 2008, included in total asset impairments was $0.9 million associated primarily with the write-off of a customer-list in Europe. Other intangible assets are amortized over an estimated useful life between one and ten years. Estimated amortization expense related to other intangible assets for 2010 and the next four years is as follows (in thousands):

Estimated Amortization
Year	Expense
2010	$91
2011	$36
2012	$3
2013	$3
2014	$3

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

8.           CAPITAL LEASE OBLIGATIONS

Capital lease obligations at December 31, 2009 and 2008 are as follows (in thousands):

	December 31,	December 31,
	2009	2008

Capital lease obligations	$629	$589
Less current portion	(247)	(443)
Total capital lease obligations	$382	$146

Future minimum lease payments under capital leases consist of the following at December 31, 2009 (in thousands):

2010	$309
2011	202
2012	187
2013	20
Total minimum lease payments	718
Less amounts representing interest	(89)
Present value of minimum lease payments	629
Less current portion	(247)
$382

9.           EQUITY-BASED COMPENSATION

The Parent has certain stock plans under which its restricted stock awards, stock options, stock appreciation rights, restricted stock units and other stock-based awards may be issued to employees, directors, non-employee consultants and advisors. During 2008 and 2009 only restricted stock awards were issued. The compensation committee of the Parent's board of directors administers these stock plans.

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

The fair value of restricted stock awards is the market value of the stock on the date of grant. The effect of vesting conditions that apply only during the requisite service period is reflected by recognizing compensation cost only for the restricted stock awards for which the requisite service is rendered. As a result, we are required to estimate an expected forfeiture rate, as well as the probability that performance conditions that affect the vesting of certain stock-based awards will be achieved, and only recognize expense for those shares expected to vest. We estimate that forfeiture rate based on historical experience of our stock-based awards that are granted, exercised and voluntarily canceled. If our actual forfeiture rate is materially different from our estimate, the stockbased compensation expense could be significantly different from what we have recorded in the current period. We use a forfeiture rate of 1.5% for each ofthe years ended December 31, 2009 and 2008.

The following table presents total equity-based compensation expense for restricted stock awards included in the line items below in our statements of operations (in thousands):

	Years Ended December 31,
	2009	2008
Cost of revenues	$53	$35
Selling and marketing	592	719
Research and development	586	551
General and administrative	1,763	2,324
Equity-based compensation expense	2,994	3,629
Income tax benefits	(1,048)	(1,270)
Total equity-based compensation expense, net of tax	$1,946	$2,359

Total equity-based compensation expense includes cost related to stock awards of the Parent granted to employees of the Send Business, Shared Resources and Corporate Costs. The total amount of equity based compensation directly attributable to the Send Business for employees and shared resources was $1.9 million and $2.0 million for the years ended December 31, 2009 and 2008, respectively. The total amount of equity based compensation allocated to the Send Business as a Corporate Cost was $1.1 million and $1.6 million for the years ended December 31, 2009 and 2008, respectively. Costs related to Shared Resources and Corporate Cost employees have been allocated, as described in Notes 2 and 4.

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

10.         ACCRUED EXPENSES

Accrued expenses at December 31, 2009 and 2008 are as follows (in thousands):

	2009	2008
Short Term Accrued Expenses
Accrued wages and wage related taxes	$1,980	$3,187
Accrued sales commissions	848	746
Accrued professional fees	784	1,041
Accrued utilities	224	185
Deferred rent	142	529
Other	1,203	1,760
	$5,181	$7,448
Long Term Accrued Expenses
Deferred rent	$760	$42
Asset retirement obligations	465	286
Other	160	205
	$1,385	$533

11.        FAIR VALUE MEASUREMENTS

The fair value amounts for cash and equivalents, accounts receivable, net, and accounts payable and accrued expenses approximate carrying amounts due to the short maturities of these instruments. The estimated fair value of our capital lease obligations at December 31, 2009 and 2008 was based on expected future payments discounted using current interest rates offered to the Send Business and characteristics, including credit quality, and did not vary materially from carrying value.

12.        EMPLOYEE BENEFIT PLANS

The Parent sponsors a defined contribution plan covering substantially all of our U.S. employees. The Parent also sponsors similar voluntary contribution arrangements for certain of our employees outside the United States that meet applicable eligibility requirements. The Parent may make discretionary contributions for the benefit of employees under these plans. Amounts expensed related to these plans in 2009 and 2008 directly attributable to the Send Business were approximately $1.3 million and $2.0 million, respectively. Employer matching contributions were suspended for the last nine months ofthe year ended December 31, 2009.

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

13.        COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

Office space, computer and other equipment and automobiles are leased under noncancelable lease agreements. The leases generally provide that we pay the taxes, insurance and maintenance expenses related to the leased assets. Future minimum lease payments for noncancelable operating leases as of December 31, 2009 are as follows (in thousands):

2010	$7,241
2011	5,176
2012	3,816
2013	3,134
2014	3,098
Thereafter	5,062
Minimum lease payments	$27,527

Included in our future minimum lease payments is an aggregate of $5.5 million for leases included in our restructuring efforts. Rent expense under operating leases was $6.4 million and $6.6 million for the years ended December 31, 2009 and 2008, respectively.

Litigation and Claims

We are involved from time to time in legal proceedings that we do not believe will have a material adverse effect upon our business, financial condition or results of operations, although we can offer no assurance as to the ultimate outcome of any such proceedings.

14.           INCOME TAXES

Historically, the Send Business has been included in the consolidated federal income tax return of the Parent and federal income taxes were paid by the Parent on behalf of the Send Business. These financial statements recognize the current and deferred income tax provisions that result from the activities of the Send Business during the current and preceding periods on a separate return basis as if it were a separate taxpayer rather than a member of the Parent's consolidated income tax return group. Tax assets and liabilities presented do not necessarily represent the assets and liabilities that would be assumed by a third party. Current tax assets and liabilities represent the actual payables and receivables of the legal entities that comprise the Send Business. Any change in current tax expense as a result of preparing these income tax provisions on a separate return basis is reflected as a transaction with Parent in these financial statements.

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

Income tax expense (benefit) for 2009 and 2008 is as follows (in thousands):

	2009	2008
Current:
Federal	$-	$-
State	-	-
International	2,831	6,335
Total current	$2,831	$6,335
Deferred:
Federal	$-	$-
State	-	-
International	(1,506)	(2,865)
Total deferred	$(1,506)	$(2,865)

Income tax expense	$1,325	$3,470

The difference between the statutory federal income tax rate and our effective income tax rate applied to income before income taxes from continuing operations for 2009 and 2008 is as follows (in thousands):

	2009	2008
Federal rate	$(7,357)	$131
Foreign taxes	1,047	1,127
Change in valuation allowance	9,538	3,702
Foreign Tax Credits	(1,926)	(1,351)
R&D Tax Credits	(428)	(507)
Non-deductible employee compensation	451	368
Income taxes at our effective rate	$1,325	$3,470

In the normal course of business, we are subject to inquiries from U.S. and non-U.S. tax authorities regarding the amount of taxes due. These inquiries may result in adjustments of the timing or amount of taxable income or deductions or the allocation of income among tax jurisdictions. Further, during the ordinary course of business, other changing facts and circumstances may impact our ability to utilize income tax benefits as well as the estimated taxes to be paid in future periods. We believe we are appropriately accrued for income taxes. In the event that actual results differ from these estimates, we may need to adjust "Income taxes payable" in our balance sheets, which could materially impact our financial condition and results of operation.

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

Differences between the financial accounting and tax basis of assets and liabilities giving rise to deferred tax assets and liabilities are as follows at December 31, 2009 and 2008 (in thousands):

	2009	2008
Deferred tax assets:
Net operating loss carryforwards	$15,384	$6,534
Intangible assets	4,702	7,285
Restructuring costs	1,837	605
Other tax credits	4,255	1,901
Gross deferred tax assets	26,178	16,325
Valuation allowance	(13,240)	(3,702)
Total deferred tax assets	$12,938	$12,623

Deferred tax liabilities:
Property and equipment	$(9,293)	$(7,619)
Accrued Expense	(385)	(238)
Total deferred tax liabilities	$(9,678)	$(7,857)

Deferred income taxes, net	$3,260	$4,766

We are required to estimate our taxes in each jurisdiction in which we operate. This process involves management estimating its tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. The ultimate recognition of uncertain tax matters is realized in the period of resolution. The Send Business had no material uncertain tax positions that met the criteria for recognition at December 31, 2009 or 2008.

The undistributed earnings of our foreign operations that are not considered permanently reinvested and have not been remitted to the United States totaled $16.0 million and $17.1 million as of December 31, 2009 and 2008. These earnings are not subject to U.S. income tax until they are distributed to the United States. Historically, we have provided for deferred U.S. federal income taxes in our statements of operations only on the undistributed earnings that were determined not to be indefinitely reinvested.  The foreign operations not considered permanently reinvested are Australia, Japan and New Zealand. We made the determination of permanent reinvestment on the basis of sufficient evidence that demonstrates that we will invest the undistributed earnings overseas indefinitely for use in working capital as well as foreign acquisitions and expansion.

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

The valuation allowance at December 31, 2009 primarily relates to certain federal income tax credit carryforwards that, in the opinion of management, are more likely than not to expire unutilized. During the year ended December 31, 2009, our valuation allowance increased by approximately $9.5 million, primarily a result of a valuation reserves placed on federal income tax credits.